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                                                                  EXHIBIT 10.18




                            UROHEALTH SYSTEMS, INC.

                           1994 STOCK INCENTIVE PLAN
                      (AS AMENDED THROUGH AUGUST 9, 1996)


     1.          Establishment, Purpose, and Definitions.

           (a) UroHealth Systems, Inc. (the "Company") hereby adopts the UroHealth Systems, Inc. 1994 Stock Incentive Plan (the "Plan").

           (b) The purpose of the Plan is to facilitate the Company's restructuring and allow it to attract and provide incentives to eligible individuals (as defined in Section 4, below) for employment, increased efforts and successful achievements on behalf of or in the interests of the Company and its Affiliates and to maximize the rewards due them for those efforts and achievements. The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of common stock of the Company ("Stock") pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "nonqualified stock options"). The Plan also provides for the sale or bonus of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights ("SARs"), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

           (c) The term "Affiliate" as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and
(f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company that become such after adoption of the Plan.

     2.          Administration of the Plan.

          (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to Section 2(f) below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). The Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 (or any successor thereto) promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). None of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under (i) the Plan or (ii) any other plan of the Company or its Affiliates under which the participants are entitled to acquire Stock (including restricted stock), stock
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options, stock bonuses, related rights or stock appreciation rights of the
Company or any of its Affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chair of the Committee and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the "Committee" shall be construed to refer to the Board.

          (b) The Committee shall determine which eligible individuals (as defined in Section 4 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

          (c) The Committee shall also determine which eligible individuals (as defined in Section 4 below) shall be granted or issued SARs or Stock (other than pursuant to the exercise of options) under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions and the consideration, if any, to be paid therefor) and the number of shares or SARs to be granted.

          (d) The Committee may amend the terms of any outstanding option or SAR granted under this Plan, but any amendment that would adversely affect the holder's rights under an outstanding option or SAR shall not be made without the holder's written consent. The Committee may, with the holder's written consent, cancel any outstanding option or SAR or accept any outstanding option or SAR in exchange for a new option or SAR. The Committee also may amend any stock purchase agreement or stock bonus agreement relating to sales or bonuses of Stock under the Plan, but any amendment that would adversely affect the individual's rights to the Stock shall not be made without his or her written consent.

          (e) The Committee shall have the sole authority, in its absolute discretion to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options, SARs or Stock granted or issued under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

          (f)             Notwithstanding the foregoing provisions of this
Section 2, grants of options, SARs stock bonuses or stock sales to any "Covered Employee," as such term is defined by Section 162(m) of the Code shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this Section 2, is composed solely of two or more outside directors (the "Subcommittee"). In the case of grants to Covered Employees, references to the "Committee" shall be deemed to be references to the Subcommittee as specified



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above.  For this purpose, outside director shall have the meaning assigned to that term by Proposed Treasury Regulation Section 1.162-27(e)(3) or any successor provision thereto, including final regulations. Notwithstanding the preceding provisions of this Section 2(f), a director who qualifies as a disinterested person under Rule 16b-3 shall be treated as satisfying the requirements of an outside director until the first meeting of shareholders of the Company at which directors are to be elected that occurs after January 1, 1996, or until such other date as shall be specified in proposed or final treasury regulations issued under Section 162(m) of the Code or other guidance issued by the Internal Revenue Service which may be relied upon by taxpayers generally.

     3.          Stock Subject to the Plan.

          (a) The maximum aggregate number of shares of Stock available for issuance under the Plan and during the life of the Plan shall equal the greater of (i) two million three hundred thirty-three thousand three hundred thirty-three (2,333,333) (after adjusting such amounts for any stock splits or reverse stock splits) or (ii) 20% of the then outstanding shares of the Stock of the Company; provided, that for purposes of calculating the 20% maximum, the term Stock shall include securities issued by the Company that have voting rights on an "as converted" basis equivalent to the voting rights associated with the underlying Common Stock. Notwithstanding the preceding provisions of this Section 3(a), the maximum aggregate number of shares available for issuance under the Plan during the life of the Plan with respect to the exercise of incentive stock options shall equal 2,333,333.

          (b) If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares of Stock that were subject to such option, but as to which the option had not been exercised, shall continue to be available under the Plan. Any shares of Stock forfeited to the Company pursuant to the terms of agreements evidencing sales or bonuses of Stock under the Plan shall continue to be available under the Plan.

          (c) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee, in order to preserve but not to increase the benefits to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding stock purchase or stock bonus agreements, or SAR agreements, and the number and kind of shares and the price per share subject to outstanding options.

     4. Eligible Individuals. Individuals who shall be eligible to have granted to them options, SARs or Stock under the Plan shall be such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.





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     5.          The Option Price.  The exercise price of the each incentive stock option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of each nonqualified stock option shall be as determined by the Committee. Notwithstanding the foregoing, (i) in the case of an incentive stock option granted to a person possessing more than 10% of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110% of the fair market value of the Stock on the date the option is granted, and (ii) in the case of an option granted to a Covered Employee, the exercise price shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in
Section 3(c), above.

     6.          Terms and Conditions of Options.

          (a) Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

          (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than ten years and that, in the case of an incentive stock option granted to a person possessing more than 10% of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five years.

          (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000.

          (d) The stock option agreement may contain such other terms, provisions, and conditions consistent with this Plan as may be determined by the Committee. If an option, or any part thereof is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

          (e) The maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted to any individual per calendar year under this Plan shall not exceed 400,000 shares (which number may be increased without shareholder approval to reflect adjustments under Section 3(c), above, to the extent such increase does not cause the grant to fail to qualify as remuneration payable solely on account of one or more performance goals within the meaning of Section 162(m) of the Code). This limit shall also apply to any restricted stock purchase made by an individual which such purchase was at the fair market value of the stock on the date of purchase or to any restricted stock when the vesting of such stock is subject to the satisfaction of performance goals. Unless otherwise provided in final Treasury Regulations (or other guidance issued by the Internal Revenue Service which may be relied upon by taxpayers generally), in applying the foregoing limitation with respect to any employee, if any option is cancelled, the cancelled option shall continue to count against the maximum number of





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shares for which options may be grant to the employee.  For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option.

     7.          Terms and Conditions of Stock Purchases and Bonuses

          (a) Each sale (other than upon exercise of options) or bonus grant of Stock pursuant to the Plan will be evidenced by a written stock purchase or stock bonus agreement, as applicable, executed by the Company and the person to whom such stock is sold or granted.

          (b) The stock purchase agreement or stock bonus agreement may contain such other terms, provisions, and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions.

          (c) In the event of the sale or grant of such stock at less than the fair market value of the stock on the date of sale or grant, which sale or grant is conditioned on the satisfaction of performance goals (which may be measured in one year periods or multiple year periods), the aggregate excess of the fair market value of such stock over the purchase price thereof may not exceed a per individual aggregate of $500,000 per year.

          (d) The performance goals to be used in connection with stock purchases and bonuses shall be the revenues and operating profit of the Company, as determined in the sole discretion of the Board.

     8. Terms and Conditions of SARs. The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom the SARs are granted. The SAR agreement shall specify the term for the SARs covered thereby and contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee.

     9. Use of Proceeds. Cash proceeds realized from the exercise of options granted under the Plan or from other sales of Stock under the Plan shall constitute general funds of the Company.

     10.         Amendment, Suspension, or Termination of the Plan.

          (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in Section 3(c) above, the Board shall in no event amend the Plan in the following respects without the consent of shareholders then sufficient to approve the Plan in the first instance:





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               (i)                To materially increase the benefits accruing
to participants under the Plan;

               (ii) To increase the maximum number of shares of Stock with respect to which restricted stock described in Section 6(e) may be purchased or SARs or options to acquire Stock may be granted to any individual per calendar year under the Plan;

               (iii) To materially increase the number of shares of Stock available under the Plan or to increase the number of shares of Stock available for grant of incentive stock options under the Plan; or

               (iv) To materially modify the eligibility requirements for participation in the Plan or the class of employees eligible to receive options under the Plan or to change the designation or class of persons eligible to receive incentive stock options under the Plan.

          (b) No option or SAR may be granted nor may any Stock be issued (other than upon exercise of outstanding options) under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option or SAR previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section 10.

     11. Assignability. To the extent required by Rule 16b-3, no option or SAR granted pursuant to this Plan shall be transferable by the holder except by operation of law or by will or the laws of descent and distribution; provided that, if Rule 16b-3 is amended after the date of the Board's adoption the Plan to permit broader transferability of options or SARs under that Rule,
(i) an option or SAR shall be transferable to the extent provided in the option agreement or SAR agreement covering the option or SAR, and (ii) outstanding options and SARs may, in the Committee's discretion, be amended to provide for broader transferability of those options and SARs as the Committee may authorize within the limitations of Rule 16b-3. Stock subject to a stock purchase agreement or a stock bonus agreement shall be transferable only as provided in such agreement. Notwithstanding the foregoing, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee's lifetime, be exercisable only by the optionee unless the Code or Regulations permit otherwise.

     12.         Payment Upon Exercise of Options.

          (a) Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash, by optionee's personal check, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the





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optionee or with shares of Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an option; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option. In addition, the Committee, in its sole discretion, may authorize the surrender by an optionee of all or part of an unexercised option and authorize a payment in consideration thereof an an amount equal to the difference between the aggregate fair market value of the Stock subject to such option and the aggregate option price of such Stock. In the Committee's discretion, such payment may be made in cash, shares of Stock with a fair market value on the date of surrender equal to the payment amount, or some combination thereof.

          (b) In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option. Such additional option shall be subject to the provisions of Section 6(e) above.

     13.         Withholding Taxes.

          (a) No Stock shall be granted or sold under the Plan to any individual, and no SAR may be exercised, until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law, or the receipt of cash payments. Upon the exercise of a stock option or the lapsing of a restriction on Stock issued under the Plan, the Company (or the optionee's or shareholder's employer) may withhold from the shares otherwise deliverable to the optionee upon such exercise, or require the shareholder to surrender shares of Stock as to which the restriction has lapsed, such number of shares having a fair market value sufficient to satisfy federal, state and local income and employment tax withholding obligations.

          (b) In the event that such tax withholding is satisfied by the Company or the optionee's employer withholding shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option. Such additional option shall be subject to the provisions of Section 6(e) above.





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     14.         Restrictions on Transfer of Shares.  The Committee may require that the Stock acquired pursuant to the Plan be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the shareholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

     15.         Change in Control.

          (a) For purposes of this Section 15, a "Change in Control" shall be deemed to occur upon:

               (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding Stock;

               (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board;

               (iii) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

               (iv) approval by the Company's shareholders of (A) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) or (B) the complete liquidation or dissolution of the Company; or

               (v) approval by the Company's shareholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.





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          (b)             In its discretion, the Committee may provide in any
stock option, SAR, Stock bonus or Stock purchase agreement (or in an amendment thereto) evidencing an option, SAR, Stock bonus or Stock purchase hereunder that, in the event of any Change in Control any outstanding options or SARs covered by such an agreement shall be fully vested, nonforfeitable and become exercisable, and that any restricted Stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights, as of the date of the Change in Control. However, an outstanding option may not be accelerated under this Section 15 if and to the extent (i) such option is, in connection with the transaction giving rise to a Change of Control, either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the corporate transaction giving rise to the Change of Control and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

          (c) If the Committee determines to incorporate a Change in Control provision in any option or SAR agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control described in clauses (i), (ii) and (v) of Section 15(a) above, the Option or SAR shall remain exercisable for the remaining term of the option or SAR and (ii) in the event of a Change in Control described in clauses (iii) or (iv) of Section 15(a) above, the option or SAR shall terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein. In no event shall any option or SAR under the Plan be exercised after the expiration of the term provided for in the related stock option or SAR agreement pursuant to Section 6(b) or Section 8.

     16. Shareholder Approval. The Plan and any incentive stock options and options granted to Covered Employees hereunder shall become effective only upon approval by the holders of a majority of the Company's shares voting (in person or by proxy) at a shareholders' meeting held within 12 months of the Board's adoption of the Plan. The Committee may grant such stock options under the Plan prior to the stockholders' meeting, but until stockholder approval of the Plan is obtained, no such option shall be exercisable. In the event that stockholder approval is not obtained within the period provided above, all incentive stock options and options granted to Covered Employees previously granted above, shall terminate.

     17.         Rule 16b-3 Compliance.  With respect to persons subject to
Section 16 of the Securities Exchange Act of 1934, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as persons subject to Section 16 are concerned.

*Includes 12/29/95 amendments and 8/9/96 amendments





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